AMENDMENT NO. 1

CROWN RESTORATION PLAN

WITNESSETH:
WHEREAS, Crown Cork & Seal Company, Inc. (the “Company”) adopted the Crown Restoration Plan (the “Plan”) to provide supplemental retirement benefits to certain of its senior management personnel as further described therein, and

WHEREAS, the Company desires to amend the Plan as set forth below (the “Amendment”).

NOW, THEREFORE, the Plan is hereby amended, effective July 1, 2011, as follows:

1.    Section 1.12 is hereby amended and restated in its entirety to read as follows:

“1.12    'Modified Accrued Benefit' means a Participant's Accrued Benefit, modified by (i) disregarding the limitations imposed under Sections 401(a)(17) and 415(b)(1)(A) of the Code, (ii) including the Participant's target bonus compensation in the calculation of the Participant's Compensation (as such term is defined in the Pension Plan and the Rider applicable to the Participant) and (iii) including all periods of service a Participant had with H-C Industries, Inc. prior to April 1, 1989, as if such periods of service had been a 'Year of Service' under the terms of Rider No. 1 of the Pension Plan.”
2.    Except as specifically provided in and modified by this Amendment, the Plan is in all other respects hereby ratified and confirmed and references to the Plan shall be deemed to refer to the Plan as modified by this Amendment.
To record the adoption of this Amendment No. 1 to the Plan, Crown Cork & Seal Company, Inc. has caused its authorized officer to affix its corporate name this 30th day of June, 2011.

CROWN CORK & SEAL COMPANY, INC.

By:    /s/ Timothy J. Donahue
Timothy J. Donahue
Executive Vice President & Chief Financial Officer